Exhibit 99.4

CONSENT OF J.P. MORGAN SECURITIES LLC

We hereby consent to (i) the use of our opinion letter dated July 27, 2014 to the Board of Directors of Trulia, Inc. (the “Company”) included in Annex E to the joint proxy statement/prospectus which forms a part of the Registration Statement on Form S-4 filed by Zebra Holdco, Inc. relating to the proposed mergers of the Company and Zillow, Inc., and (ii) the references to such opinion in such joint proxy statement/prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we hereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

J.P. MORGAN SECURITIES LLC

By:	/s/ Ilene Chau
Name:	Ilene Chau
Title:	Vice President

September 11, 2014